AU OPTRONICS CORP.
          1 LI-HSIN RD. 2, SCIENCE-BASED INDUSTRIAL PARK, HSIN-CHU 300,
                            TAIWAN, REPUBLIC OF CHINA

                                                        As of September 16, 2002

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York 10043

                   UMC Zero Coupon Exchangeable Bonds Due 2007

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement, dated as of May 29, 2002 (the "Deposit Agreement"), by and among AU Optronics Corp., a company incorporated under the laws of the Republic of China (the "Company"), Citibank, N.A., as Depositary (Citibank in such capacity, the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

            United Microelectronics Corporation ("UMC") has sold, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S ("Reg S") Zero Coupon Exchangeable Bonds due 2007 in the aggregate principal amount of US $235,000,000.00 (the bonds so sold by UMC, the "Bonds"), each Bond exchangeable at the option of the holder (such holder, an "Exchanging Bondholder") into (a) the Company's common shares, par value NT $10 per share (the "Shares"), on or after June 19, 2002, or (b) the Company's American Depositary Shares (the "ADSs"), each ADS representing ten (10) Shares, on or after in each case upon the terms and conditions set forth in (i) the Indenture, dated as of May 10, 2002 (the "Indenture"), by and between UMC and Citibank, N.A., in its capacity as trustee (Citibank in such capacity, the "Trustee"), and (ii) the Paying and Exchange Agency Agreement, dated as of May 10, 2002 (the "Agency Agreement"), by and among UMC, the Trustee, the exchange agents, the paying agents, the transfer agents and the registrar named therein.

            The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance of ADSs upon deposit of Shares by UMC upon the exchange of Bonds in accordance with the terms and conditions of the Indenture (such Shares, the "Exchange Shares"). The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the next amendment to the Registration Statement on Form F-6 of the Company filed with the Commission in respect of the ADSs and shall be filed by the Company with governmental authorities in the ROC if required in accordance with applicable ROC laws and regulations.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UMC, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

            1. Authority to Accept Deposit of Shares and Issue ADSs. The Company hereby confirms that the SFC has approved an increase to the size of its depositary receipt facility to allow the deposit by UMC of Exchange Shares in connection with the exchange of Bonds and authorizes and directs the Depositary to accept the deposit of Exchange Shares by UMC on behalf of Exchanging Bondholders upon the exchange of Bonds only upon receipt by the Depositary from the Exchange Agent of a copy of the completed and signed Bond Exchange Notice substantially in the form attached hereto as Exhibit A (the "Bond Exchange Notice"), and to issue in respect thereof ADSs that are fully fungible with the ADSs outstanding under the Deposit Agreement. Nothing contained herein shall obligate the Depositary to treat the ADSs issued upon exchange of the Bonds differently from ADSs issued under the Deposit Agreement except as specifically set forth herein.

            The Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to establish procedures to enable the deposit of Exchange Shares with the Custodian by UMC on behalf of the Exchanging Bondholders upon the Exchanging upon the exchange of Bonds in order to enable the issuance by the Depositary to the Exchanging Bondholders of ownership interests in Exchange Shares in the form of ADSs issued pursuant to the terms of the Deposit Agreement and this Letter Agreement and to issue and deliver ADSs to the applicable Exchanging Bondholders, in each case upon the terms set forth herein, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Exchange Shares and issuing ADSs (as set forth in Section 5.9 and Exhibit B of the Deposit Agreement).

            2. UMC Assistance. UMC agrees to provide commercially reasonable assistance to the Depositary upon the request of the Depositary (in each case, within the terms and conditions hereof) in connection with the establishment of procedures to enable the acceptance of the deposit by UMC on behalf of Exchanging Bondholder(s) of the Exchange Shares with the Custodian, the issuance of ADSs to the Exchanging Bondholder(s), the delivery of ADRs to the Exchanging Bondholder(s), and the transfer of such ADRs (and the ADSs represented thereby) by the Exchanging Bondholder(s).

            3. Representations and Warranties. UMC hereby represents and warrants, in lieu of the representations contained in Section 3.3(a) of the Deposit Agreement, that the Exchange Shares to be deposited by UMC on behalf of the Exchanging Bondholder(s) for the purpose of the issuance of ADSs will, at the time of deposit, be validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, and rank pari passu with respect to the other Shares on deposit under the Deposit Agreement that are not Exchange Shares. Such representations and warranties shall survive the deposit of the Exchange Shares, the issuance of ADSs and the delivery of ADRs in respect thereof.

            4. Indemnity. UMC agrees to indemnify the Company, the Depositary and the Custodian against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of, or in connection with, the

Issuance of ADSs upon the terms hereof, or (b) out of acts performed or omitted in connection with this Letter Agreement, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Company, the Depositary, or the Custodian, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by UMC.

            The obligations set forth in this Section 4 shall survive the termination of this Letter Agreement and the succession or substitution of any party hereto.

            5. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

            The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                              AU OPTRONICS CORP.


                                              By: /s/ Max Weishun Cheng
                                                  ------------------------------
                                                  Name: Max Weishun Cheng
                                                  Title: Chief Financial Officer

                                              UNITED MICROELECTRONICS
                                              CORPORATION


                                              By: /s/ Stan Hung
                                                  ------------------------------
                                                  Name: Stan Hung
                                                  Title: Chief Financial Officer

Agreed to as of the date set forth above:

            CITIBANK, N.A.,
                  as Depositary


            By: /s/ Susan A. Lucanto
                --------------------------
                Name: Susan A. Lucanto
                Title: Vice President

                                                                       Exhibit A

                              BOND EXCHANGE NOTICE

                       UNITED MICROELECTRONICS CORPORATION
                                 US$235,000,000
                     Zero Coupon Exchangeable Bonds Due 2007

                     =======================================

     PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS
                                     NOTICE.

                     =======================================

Please fax the completed Bond Exchange Notice to the following two recipients:

Citibank, N.A. - Exchange Agent
5 Carmelite Street
London EC4Y 0PA
United Kingdom
Fax No.: +44 207 508 3880
Attention: Exchange Desk

Copy to:

United Microelectronics Corporation - Issuer
No. 3 Li-Hsin Road II
Science-Based Industrial Park
Hsinchu, Taiwan, the ROC
Fax No.: +886 2 2755 2418
Attention: Finance Division

                     =======================================

Please enter principal amount and serial or identifying numbers of Bonds to be exchanged:
--------------------------------------------------------------------------------
Total principal amount of Bonds to be exchanged:

--------------------------------------------------------------------------------
Serial or identifying number of Bonds*:

--------------------------------------------------------------------------------
ISIN number of Bonds: USXS0147090533

--------------------------------------------------------------------------------
*     Not required for Bonds represented by the Global Bond.

                     =======================================

TO: Citibank, N.A. - Exchange Agent
    Citibank, N.A., Taipei Branch - Custodian
    Citibank, N.A., New York - ADR Broker Services
    United Microelectronics Corporation (the "Company")

I/We, being the holder of the Bonds specified above, hereby irrevocably elect to exchange such Bonds or portion thereof (which is US$10,000.00 or an integral multiple of US$10,000.00 in excess thereof) into (A) common shares of AU Optronics Corp. ("AUO"), par value NT $10 per share ("Reference Shares"), or (B) American Depositary Shares ("ADS(s)"), each ADS representing ten (10) Reference Shares, in each case in accordance with Article 12 of the of the Indenture, dated May 10, 2002 by and between the Company and Citibank, N.A. (the "Indenture").

Please complete Item A or Item B below:

================================================================================

A. Check here |_| and complete items 1 and 2 below if you wish to receive Reference Shares upon exchange of Bonds:

1. Name and address of the person in whose name Reference Shares are to be registered upon exchange of the Bonds:

      --------------------------------------------------------------------------
      Name:

      --------------------------------------------------------------------------
      Address:

      --------------------------------------------------------------------------

2. I/We hereby request that the certificate for the Reference Shares (together with any cash) delivered upon exchange of the Bonds specified above be registered in the name of the person specified in item 1 above and be delivered to the local agent (custodian) in Taiwan whose name and address is given below and to be credited to the account of such person specified below:

      --------------------------------------------------------------------------
      Name of Agent:

      --------------------------------------------------------------------------
      Address:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Account Number of
      Taiwan Securities
      Central Depositary Co.
      Ltd.
      --------------------------------------------------------------------------
      Contact Person:

      --------------------------------------------------------------------------
      Telephone No.:

      --------------------------------------------------------------------------
      Email of contact person:

      --------------------------------------------------------------------------
      Fax No.:

      --------------------------------------------------------------------------

                     =======================================

                                       OR

                     =======================================

B. Check here |_| if you wish to receive ADSs upon exchange of the above Bonds and complete grid below.

      Delivery Instructions for ADSs:
      --------------------------------------------------------------------------
      DTC Participant Account No.:*

      --------------------------------------------------------------------------
      Account No. for investor at DTC
      Participant (f/b/o information):

      --------------------------------------------------------------------------
      Contact person at DTC Participant:

      --------------------------------------------------------------------------
      Daytime Telephone Number of
      contact person at DTC Participant:

      --------------------------------------------------------------------------
      Email of contact person at DTC
      Participant:

      --------------------------------------------------------------------------
      * The ADSs will be delivered to DTC participant specified above on RVP/DVP basis against payment of Depositary's issuance fee of up to US$0.05 per ADS issued.

================================================================================

Please read and complete Items C through H below:

C. The Bonds exchanged hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

D. I/we hereby declare that I/we have been notified by the Company that AUO's register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to exchange of the Bonds, if any, has been complied with by me/us, that I/We am/are not acting on behalf of the Company or any of its affiliated and that the Reference Shares issued upon exchange have not been and, when received by the exchanging Bondholder, will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or with any securities regulatory authority in any state or jurisdiction of the United States.

E.    I/We certify that either:

      (a) I/We are, or at the time the Reference Shares issued upon exchange of the Bond are deposited (and the ADSs issuable in respect thereof are issued, if applicable) will be, the beneficial owner of the Reference Shares (or of the ADSs, if applicable), and:

            (i) I/We (i) are not a U.S. person (as defined in Regulation S under the Securities Act) and we are located outside the United States (within the meaning of Regulation S under the Securities Act), (ii) acquired, or have agreed to acquire and will have acquired, the Bonds exchanged into the Reference Shares in an offshore transaction (within the meaning of Regulation S under the Securities Act), (iii) acknowledge the Reference Shares to be received upon exchange of the Bonds (and to be deposited, if applicable) have not been registered under the Securities Act or with the securities regulatory authority of any state of the United States, (iv) for a period of 40 days following the exchange of the Bonds for Reference Shares or ADSs (the "Restricted Period") will sell, pledge, or transfer the Reference Shares or ADSs only to, or for the account or benefit of, persons other than U.S. persons or pursuant to a registration statement under the Securities Act and (v) will advise any person to whom it sells, pledges or transfers the Reference Shares during the Restricted Period of the foregoing restrictions on transfer.

            (ii) we are not an "affiliate" of the Company or a person acting on behalf of such an "affiliate," and

            (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the Reference Shares to be deposited from the Company or any affiliate thereof in a "distribution" of ADSs,

F. I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on exchange of the Bonds in the jurisdiction where the Bonds are delivered to the Exchange Agent have been paid.

G. I/we are providing the information below to enable the Company and AUO to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company and AUO will rely on the information provided herein for such purpose. I/we also agree that the Company and AUO may provide or report such information for such purpose.

      I/we certify that:
              [tick one]

      |_| (i) I am not/ None of we are a "Related Person" of the Company (as defined below).

      |_| (ii) I, or the person whose name and nationality is _________________, is a "Related Person" of the Company or AU Optronics Corp. (as defined below).

H.    Exchanging Bondholder Information and Signature:

      Please complete the following information with respect to the exchanging Bondholder
      --------------------------------------------------------------------------
      Name:

      --------------------------------------------------------------------------
      Date:

      --------------------------------------------------------------------------
      Signature:

      --------------------------------------------------------------------------
      Nationality:

      --------------------------------------------------------------------------
      Address:

      --------------------------------------------------------------------------
      Contact Person:

      --------------------------------------------------------------------------
      Daytime Telephone No.:

      --------------------------------------------------------------------------
      Fax No.:

      --------------------------------------------------------------------------
      Email Address:

      --------------------------------------------------------------------------

For Exchange Agent's use only:

1. (A) Bonds exchange identification reference: United Microelectronics Zero Coupon Bonds Due 2007 (ISIN:___________________________) - CITIUS

   (B) Deposit Date: __________________________

   (C) Exercise Date: __________________________

2. (A) Aggregate principal amount of Bonds deposited for exchange:
       __________________________

   (B) Exchange Price on Exercise Date: __________________________

   (C) Number of Reference Shares deliverable: __________________________ (disregard fractions)

   (D) Number of ADSs deliverable: __________________________
       (disregard fractions)

3. ADS issuance fees: __________________________
   (only if ADSs being delivered)

4. (If applicable) amount of cash payment due to exchanging Holder in respect of fractions of Reference Shares or of ADSs due to a consolidation or re-classification of Reference Shares: __________________________

N.B. The Exchange Agent must complete items 1 and 2 and (if applicable), 3 and
     4.
     __________________________

Instructions to the Exchange Agent:

1. If Reference Shares are to be delivered, a copy of the Exchange Notice shall be forwarded to the Company at:

   United Microelectronics Corporation
   3F, No. 76, Section 2
   Tunhwa South Road, Taipei
   Taiwan 106
   Republic of China
   Facsimile:
   Attention:

2. If ADSs are to be delivered, copy of the Exchange Notice shall be forwarded to:

   a) the Company;

   b) Citibank, N.A. -- Taipei
      Facsimile: 886 2 2578 5292
      Attention: Michelle C.L. Lin
                 Jessie Chao

   c) Citibank, N.A., New York - ADR Broker Services
      Facsimile: (212) 825-2029
      Attention: ADR Broker Services

                                      BONDS

      1. This Exchange Notice will be void unless the applicable Sections A through H above are duly completed and must be deposited during the Exchange Period.

      2. Your attention is drawn to Section 1202 of the Indenture with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively deposited for exchange.

      3. If a retroactive adjustment of the Exchange Price contemplated by the terms and conditions of the Bonds is required in respect of a exchange of Bonds, certificates for the additional Reference Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Reference Shares, other securities, property and cash previously issued pursuant to the relevant Exchange Notice.

      4. A person or entity is deemed to be a "Related Person" of the Company or AUO if the person or entity is:

(a) (i) a company of which the chairman of the board of directors or the general manger serves as the chairman of the board of directors or the chairman of the Company, or the spouse or member of the immediate second family of the chairman of the board of directors or general manager of the Company or AUO;

      (ii) a non-profit organization of which the funds donated from the Company or AUO exceeds one-third of the non-profit organization's total fund;

      (iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or a departmental head reporting to the general manager;

      (iv) the spouse of a director, supervisor or general manager of the Company or AUO;

      (v) a member of the immediate or second immediate families of the Company's or AUO's chairman of the board of directors of general manager.

                                       OR

      (b) a person or entity that has control or influence over the Company or AUO.


                                       A-8